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                                                                    Exhibit 4.4

EXCEPT AS PROVIDED IN SECTION 10(B) HEREOF, THIS WARRANT MAY NOT BE TRANSFERRED. THE SHARES OF COMMON STOCK ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 6 OF THIS WARRANT.


                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                          INTERACT COMMERCE CORPORATION
                            (A DELAWARE CORPORATION)

                DATED AS OF AUGUST 4, 2000 (THE "EFFECTIVE DATE")

         VOID AFTER 5:00 P.M., CENTRAL STANDARD TIME, ON AUGUST 4, 2005


         Interact Commerce Corporation, a Delaware corporation (the "Company"), hereby certifies that Sprint Spectrum L.P. a Delaware limited partnership (together with its Affiliates (as defined below), "Sprint"), is entitled, subject to the vesting schedule set forth in Section 2 hereof and the other terms and conditions set forth herein, to purchase from the Company 200,000 shares of Common Stock of the Company at the Purchase Price (as defined below) then in effect.

1.       DEFINITIONS.

         "Affiliate" means any entity that, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, Sprint Spectrum, L.P.

         "Common Stock" means the Company's $.001 par value per share common stock and stock of any other class of the equity of the Company into which such shares may hereafter have been changed.

         "Conversion Price" means the price per share for which Common Stock is issuable upon the conversion or exchange of Convertible Securities, determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the conversion or exchange of such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

         "Convertible Securities" mean any securities issued by the Company or an affiliate of the Company which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

         "Exercise Term" means any time between the date hereof and August 4, 2005.


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         "Internet Sales Agency Program" means the program described in Exhibit
E of the Services Agreement.

         "Market Price" of a share of Common Stock on any day means (i) the average closing price of a share of Common Stock for the twenty (20) consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or (ii) if not listed or admitted to trading on any national securities exchange, the average of the last reported sales price for the twenty (20) consecutive trading days preceding such day on the Nasdaq National Market, or (iii) if not traded on the Nasdaq National Market, the average of the highest reported bid and the lowest reported asked prices on each of the twenty (20) consecutive trading days preceding such day in the over-the-counter market as furnished by the National Association of Securities Dealers automated quotation system, or (iv) if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock are not publicly traded, the Market Price for such day shall be determined by the Company's Board of Directors acting in good faith.

         "New Security" shall have the meaning set forth in Section 4(b) hereof.

         "Purchase Price" shall have the meaning set forth in Section 3(b) hereof.

         "Registered Holder" means Sprint Spectrum L.P., a Delaware limited partnership, together with its successors and permitted assigns.

         "Services Agreement" means that certain Wireless Internet Services Agreement, dated as of August 4, 2000, between the Company and Sprint Spectrum L.P.

         "Warrant Stock" means the shares of Common Stock or New Securities acquired or acquirable upon exercise of this Warrant, any shares of Common Stock or New Securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such shares of Common Stock, or any other interest in the Company that has been or may be acquired upon exercise of this Warrant.

2.       VESTING SCHEDULE.

         This Warrant shall first become exercisable by the Registered Holder, and shall remain exercisable during the Exercise Term, in accordance with the following vesting schedule:

         (a) On such date as the Sprint Agreement becomes effective, then 50,000 shares of Common Stock or New Securities, as the case may be, shall be exercisable by the Registered Holder on such date.


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         (b) In the event that, at any time during the 12-month period beginning as of the Effective Date, both of the events listed in Section 2(b)(i)and 2(b)(ii) below occur, then 20,000 shares of Common Stock or New Securities, as the case may be, shall be exercisable by the Registered Holder on the date that the later of the two (2) events occurs:

                  (i) Sprint issues a press release substantially in the form of Exhibit A hereto, and

                  (ii) Sprint places the Company's link within the "Portal" category (or other relevant category) on Sprint's wireless web service.

         (c) In the event that, at any time during the 12-month period beginning as of the Effective Date, Sprint shall have conducted one or more of the promotions described in Sections 2(c)(i), 2(c)(ii), 2(c)(iii) and 2(c)(iv) and such promotion continues for at least 3 consecutive calendar months (each, a Promotional Period"), then 10,000 shares of Common Stock or New Securities, as the case may be, shall become exercisable on the first day immediately following the end of each such Promotion Period; provided, however, that the maximum number of shares of Common Stock or New Securities, as the case may be, that shall become exercisable shall not exceed 10,000 during any consecutive 3-month period.

                  (i) Sprint conducts a promotion on the Company's website in accordance with the Internet Sales Agency Program which offers each qualified customer who signs up for Sprint PCS service a $50 credit on such customer's first month's Sprint PCS bill

                  (ii) Sprint conducts a promotion on the Company's website in accordance with the Internet Sales Agency Program which offers each qualified customer who signs up for Sprint PCS service a free connection kit for such customer's Sprint PCS phone.

                  (iii) Sprint conducts a promotion on the Company's website in accordance with the Internet Sales Agency Program which offers each qualified customer who signs up for Sprint PCS service a free accessory kit for such customer's Sprint PCS phone.

                  (iv) Sprint conducts a promotion on the Company's website in accordance with the Internet Sales Agency Program which offers each qualified customer who signs up for Sprint PCS service six months free Sprint wireless web service.

         (d) In the event that, at any time during the 12-month period beginning as of the Effective Date,


                  (i) Sprint conducts a direct mail (or similar) campaign to potential customers, the number of such customers to be mutually agreed upon by the parties in each of such party's reasonable discretion, promoting the products and/or services of the Company and Sprint (such potential customers being neither current Sprint customers nor current customers of the Company and the nature of such campaign to be determined by Sprint in it sole discretion), then 20,000 shares of Common Stock or New Securities, as the case may be, shall be exercisable by the Registered Holder on the day after such campaign is completed.


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                  (ii) Sprint conducts a direct mail (or similar) campaign to
Sprint's current small office and home office customers promoting the Company's products and/or services, the nature of such campaign to be determined by Sprint in it sole discretion, then 20,000 shares of Common Stock or New Securities, as the case may be, shall be exercisable by the Registered Holder on the day after such campaign is completed.

                  (iii) Sprint conducts a direct mail (or similar) campaign to the Company's customers which promotes Sprint's services and/or products, the nature of such campaign to be determined by Sprint in it sole discretion, then 20,000 shares of Common Stock or New Securities, as the case may be, shall be exercisable by the Registered Holder on the day after such campaign is completed.

                  (iv) Sprint conducts a program promoting the Company's services and/or products utilizing one of the Sprint PCS national distribution channels, the choice of channel and the type of promotion to be determined by Sprint in its sole discretion, then 10,000 shares of Common Stock or New Securities, as the case may be, shall be exercisable by the Registered Holder on the day after such promotional program is completed.

                  (v) Sprint conducts a program promoting the Company's services and/or products within at least 75% of the Sprint PCS retail stores, the location and number of stores and the type of promotion to be determined by Sprint in its sole discretion, then 10,000 shares of Common Stock or New Securities, as the case may be, shall be exercisable by the Registered Holder on the day after such promotional program is completed.

                  (vi) Sprint conducts a program promoting the Company's services and/or products within at least one-half of the Radioshack retail stores located in ten of the 15 largest markets in which Radioshack stores are located, the location and number of stores and the type of promotion to be determined by Sprint in its sole discretion, then 10,000 shares of Common Stock or New Securities, as the case may be, shall be exercisable by the Registered Holder on the day after such promotional program is completed.


3.       EXERCISE OF WARRANT.

         (a) In addition to the Registered Holder's rights pursuant to Section 3(e) hereof, this Warrant may be exercised at any time during the Exercise Term by the Registered Holder in whole or in part, and from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit C duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by a check, or by the surrender of shares of Warrant Stock or Common Stock having a Market Price as of the date of the surrender equal to the Purchase Price.


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         (b) As used herein, the term "Purchase Price," with respect to a share of Warrant Stock, shall mean the Market Price of a share of Common Stock on August 4, 2000.

         (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 3(a) above. At such time, the person(s) or entity(ies) in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 3(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

         (d) As soon as practicable after each exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 5 hereof; and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, with a new Warrant Schedule attached thereto reflecting the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares reflected in the Warrant Schedule attached as Exhibit B to this Warrant on the date of such exercise minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 3(a) above.

         (e) Net Issue Election. The Registered Holder may elect to receive, without the payment by the Registered Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice (attached hereto as Exhibit D) duly executed, at the office of the Company. Thereupon, the Company shall issue to the Registered Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                        A

where

         X  =     the number of shares to be issued to the Registered Holder pursuant to this Section 3(e).

         Y  =     the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section
                  3(e).


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         A  =     the Market Price of one share of Common Stock at the time
                  the net issue election is made pursuant to this Section 3(e).

         B  =     the Purchase Price in effect under this Warrant for one
                  share of Common Stock at the time the net issue election is made pursuant to this Section 3(e).

The Company shall promptly respond in writing to an inquiry by the Registered Holder as to the Market Price of one share of Common Stock.

4.       ADJUSTMENTS.

         (a) Adjustment of Purchase Price Amount Upon Stock Splits, Dividends, Distributions and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or issue a stock dividend or make a distribution with respect to outstanding shares of Common Stock, the Purchase Price for all shares of Warrant Stock issuable immediately prior to such subdivision or stock dividend or distribution shall be proportionately reduced; and conversely, in case the shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price for all shares of Warrant Stock issuable immediately prior to such combination shall be proportionately increased.

         (b) Reorganization or Reclassification. In case of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value), or any consolidation or merger of the Company with another corporation or other entity, or the sale of all or substantially all of the assets of the Company which shall be effected in a manner by which the holders of Common Stock shall be entitled (either directly or upon subsequent liquidation) to equity securities with respect to or in exchange for Common Stock, then this Warrant shall, after such capital reorganization, reclassification of capital stock, merger or sale of assets, entitle the Registered Holder hereof to purchase the kind and number of shares of stock or other securities of the Company, or of the entity resulting from such consolidation (the "Surviving Entity") to which the Registered Holder hereof would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale of assets. If the holders of Common Stock shall be entitled to cash, cash equivalents, nonequity securities or other property of the Company or the Surviving Entity ("Property") with respect to or in exchange for Common Stock, then this Warrant shall, after such capital reorganization, reclassification of capital stock, merger or sale of assets, entitle the Registered Holder hereof to purchase the kind of issued and outstanding common stock or other equity security of the Company or the Surviving Entity ("New Security"), as the case may be, which is most similar to the Common Stock, which shall be in an amount equal to a number of shares of the New Security having a Market Price on the effective date of such capital reorganization, reclassification of capital stock, merger or sale of assets equal to the Market Price on such effective date of the Property issued per share of the Common Stock. The Company shall not effect any such capital reorganization, reclassification of capital stock, consolidation, merger or sale of assets unless prior to the consummation thereof the Surviving Entity (if other than the Company) resulting therefrom or the


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corporation purchasing such assets shall, by written instrument executed and mailed to the Registered Holder hereof at the last address of such Registered Holder appearing on the books of the Company, (i) assume the obligation to deliver to such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to purchase, and (ii) agree to be bound by all the terms of this Warrant.

         (c) Intentionally Deleted.

         (d) Consideration for Stock. Intentionally deleted.

         (e) Computation of Adjustments. Upon each computation of an adjustment in the Purchase Price for any share of Warrant Stock issuable hereunder, the Purchase Price for all such shares of Warrant Stock shall be computed to the nearest cent (i.e., fractions of .5 of a cent, or greater, shall be rounded to the highest cent) and the shares which may be purchased upon exercise of this Warrant shall be calculated to the nearest whole share (i.e., fractions of one half of a share, or greater, shall be treated as being a whole share). No such adjustment shall be made, however, if the change in the Purchase Price for any such share of Warrant Stock would be less than $.01 per share, but any such lesser adjustment shall be made at the time and together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $.01 per share or more.

         (f) Certain Prohibited Adjustments. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which would cause an adjustment of the Purchase Price to less than the par value of the Common Stock.

         (g) Notice of Adjustment of Purchase Price. Upon any adjustment of the Purchase Price for any share of Warrant Stock issuable hereunder or in the occurrence of any event which should result in an adjustment to the Purchase Price for any share of Warrant Stock issuable hereunder, the Company shall promptly give written notice thereof to the Registered Holder of this Warrant, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant and the increase or decrease, if any, in the number of shares constituting the Maximum Issuance, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.       FRACTIONAL SHARES.

         The Company shall not be required to issue fractional shares upon the exercise of this Warrant. If the Registered Holder would be entitled upon the exercise of any rights evidenced hereby to receive a fractional interest in a share of Common Stock, the Company shall, upon such exercise, pay in lieu of such fractional interest an amount in cash equal to the value of such fractional interest, calculated based upon the Market Price as of the date this Warrant is exercised.

6.       LIMITATION ON SALES; REGISTRATION.


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         (a) The Registered Holder, and each subsequent holder of this Warrant, if any, acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or
(ii) an opinion of counsel, reasonably satisfactory to the Company and the Registered Holder, that such registration and qualification are not required. Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Stock to be issued upon the particular exercise of this Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the Registered Holder shall be bound by the provisions of a legend to such effect on the certificate(s) representing the Warrant Stock. In addition, without limiting the generality of the foregoing, the Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

         (b) Piggyback Registrations.

                           (i) Right to Piggyback. Whenever the Company proposes
to register any of its securities under the Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a Company stock plan; (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company will give prompt written notice to the Registered Holder of its intention to effect such registration and will, to the extent permitted under Section 6(c) below, include in such registration all Warrant Stock with respect to which the Company has received a written request from the Registered Holder for inclusion therein within 15 days after the receipt of the Company's notice. The Company will pay, or cause to be paid, the registration expenses of the Registered Holder in all piggyback registrations to the extent provided in Section 6(d) below. The registration rights under this Section 6(b) shall terminate and be of no further force or effect at such time as of the Warrant Shares held by the Registered Holder may be sold under Rule 144 during any 90 day period.

                           (ii) Underwritten Offering. If a piggyback
registration is an underwritten primary or secondary registration on behalf of the Company and/or other holders of the Common Stock, and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included in such registration (including the Warrant Stock and any other shares of Common Stock held by holders with registration rights, collectively, with the Registered Holder, the "Holders") exceeds the number which can be sold in such offering without


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materially and adversely affecting the marketability of the offering, the
Company will promptly furnish the Registered Holder with a copy of the underwriter's written determination and may, by written notice to the Registered Holder, include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Common Stock requested to be included in such registration pro rata among the Holders on the basis of the number of shares owned by each such Holder that such Holder has requested be registered; provided that notwithstanding the foregoing, if any of the Prior Rights Agreements (as defined in Section 6(c) below shall apply, then the determination of the participation of shares in the offering shall be made in accordance with the Prior Rights Agreements.

                           (iii) Underwriting Agreement. In any registration in
which the Warrant Stock is to be included, the Company shall not be required to include the Registered Holder's securities in such underwriting unless the Registered Holder accepts the terms of the underwriting as agreed upon by the Company and the underwriters, whereupon the Registered Holder shall be a party to the underwriting agreement entered into by the Company in connection therewith, and the representations and warranties by, and the other agreements on the part of, the Company and for the benefit of the underwriters shall also be made to and for the benefit of the Registered Holder.

                           (iv) Documents, etc. The Company shall provide to the
Registered Holder any and all documents, statements, opinions and forms as the Registered Holder reasonably deems necessary for the Registered Holder to participate in any piggyback registrations and to facilitate the disposition of the Warrant Stock covered by such registration pursuant to the terms and conditions of this Agreement and the applicable securities laws.

                           (v) Indemnification. In the event of any piggyback
registration of any Warrant Stock under the Securities Act, and in connection with any registration statement or any other disclosure document pursuant to which securities of the Company are sold, (i) the Company will, and hereby does, jointly and severally, indemnify and hold harmless the Registered Holder, its directors, officers, fiduciaries, and agents (each, a "Covered Person") against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Act, any other securities or other laws of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred by in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding ((1) or (2) being a "Violation"); provided, however, the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement, any document incorporated by reference or other such disclosure document in reliance upon and in


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conformity with written information furnished to the Company through an instrument duly executed by such Covered Person specifically stating this it is for use in the preparation thereof; and (ii) the Registered Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement or any of such Holder's officers and directors, and any person who controls such underwriter or other Holder within the meaning of the Act of 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, director, officer or controlling person of such other Holder may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Registered Holder expressly for use in connection with such registration; and each such Registered Holder will pay, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, officer, director or controlling person of such Holder, in connection with investigating or defending any such loss, claim, damage, liability, or action. The foregoing indemnity agreements of the Company and the Registered Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

         (c) Prior Rights Agreements. The Registered Holder acknowledges that the Company has previously granted certain registration rights to certain investors in the Company as described in that Amended and Restated Investors' Rights Agreement dated June 4, 1998, as amended, and has granted certain additional limited rights to certain shareholders of Enact Incorporated, a corporation which was acquired by the Company effective April 30, 1999 and to certain shareholders of Opis Corporation, effective as of December 30, 1997, and to Symantec Corporation effective as of December 31, 1999, and to certain subordinated debt holders effective as of December 31, 1999 (all such agreements collectively, the "Prior Rights Agreements"). The Registered Holder further acknowledges and agrees that the registration rights set forth in Section 6(a) hereof are subordinate and subject to the registration rights granted in the Prior Rights Agreements and that if the exercise of such registration rights by the Registered Holder under Section 6(a) would by the terms of a Prior Rights Agreement require the prior consent of any party or parties, other than the Company, to the Prior Rights Agreement, then the Registered Holder shall not be entitled to exercise the registration right without obtaining such consent.


         (d) All fees and expenses incurred by the Company in connection with the performance of its obligation to register the Warrant Stock pursuant to subsection 6(b) shall be borne by the Company; provided that any fees and expenses of the holder or holders thereof or of its or their


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counsel, and transfer taxes applicable to the sale of such Warrant Stock, shall be borne by such holder or holders.

         (e) The Registered Holder agrees, if requested by the Company or the representative of the underwriters underwriting an offering of Common Stock (or other securities of the Company) from time to time, not to sell or otherwise transfer or dispose of any Warrant Stock then held by the Registered Holder during such reasonable period of time following the effective date of any registration statement of the Company filed under the Act for the period of time with respect to which a majority of the executive officers of the Company agree not to sell shares of Common Stock (or other securities of the Company). Such agreement shall be in writing in a form satisfactory to the Company and such representative. The Company may impose stop-transfer instructions with respect to the Warrant Stock subject to the foregoing restriction until the end of such period.

7.       NOTICES OF RECORD DATE, ETC.

         In the event that:

         (a) the Company shall set a record date for the purpose of entitling or enabling the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (b) there shall occur any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company, or

         (c) there shall occur any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the effective date of such reorganization, reclassification, consolidation, merger or transfer or
(iii) the date of such dissolution, liquidation or winding-up is to take place, and also specifying, if applicable, the date and time as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8.       RESERVATION OF STOCK.


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         The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9.       REPLACEMENT OF WARRANTS.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.      TRANSFERS, ETC.

         (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. The Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

         (b) This Warrant shall not be transferable by the Registered Holder and shall be exercisable only by the Registered Holder; provided that this Warrant may be transferred in whole, but not in part, to, and may be exercisable by, any company that directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with, the Registered Holder.

         (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.      MAILING OF NOTICES, ETC.

         All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its offices at 8800 N. Gainey Center Drive, Suite 200, Scottsdale, AZ 85258,
Attention: Chief Financial Officer, , or such other address as the Company shall so notify the Registered Holder.

12.      NO RIGHTS AS STOCKHOLDER.

         Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.


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13.      CHANGE OR WAIVER.

         Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

14.      HEADINGS.

         The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15.      GOVERNING LAW.

         This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.



                                                   Interact Commerce Corporation


                                                   By:
Dated: August 4, 2000                                   Name:
                                                        Title:


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